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EXHIBIT 23.2

                  [VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]

                          INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Southwest Community Bancorp on Form S-8 of our report dated January 10, 2003, and the related financial statements for the year ended December 31, 2002, appearing in the Registration Statement on Form 10, as amended, of Southwest Community Bancorp, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Vavrinek, Trine, Day & Co., LLP

March 15, 2004